UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

On August 10, 2005, pursuant to the Master Investment Agreement (the "Master Investment Agreement"), by and among the Company, Health Holdings and Botanicals, LLC ("HHB"), Westgate Equity Partners, L.P. ("Westgate"), Quincy Investments Corp. ("Quincy"), Bill D. Stewart ("Stewart") and David A. Weil ("Weil"), as reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on July 28, 2005, Lionel P. Boissiere, Jr. and William B. Doyle, Jr., managing members of HHB, Robert V. Vitale and Jay W. Brown, members of Westgate, and Weil resigned as directors of the Company. In addition, Messrs. Boissiere, Weil and Vitale resigned as members of the Audit Committee of the Board of Directors.

Appointment of New Directors

On August 10, 2005, Bill D. Stewart, the remaining director, elected Peter H. Pocklington, Chairman of Quincy, and Stephen M. Kasprisin, Chief Financial Officer of the Company, as directors of the Company to fill vacant director positions until the next election of the Board of Directors.

On August 10, 2005, the Board of Directors of the Company elected Peter H. Pocklington as Chairman of the Board.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

August 16, 2005	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer